UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 25, 2012

TAL INTERNATIONAL GROUP, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	333-126317	20-1796526
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Manhattanville Road

Purchase, New York 10577-2135

(Address of Principal Executive Offices, including Zip Code)

Telephone: (914) 251-9000

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On April 25, 2012, the Company held its Annual Meeting of Stockholders. At the Annual Meeting, the stockholders of the Company voted on (i) the election of seven directors to serve until the 2013 Annual Meeting of Stockholders or until their respective successors are elected and qualified, and (ii) to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012.

The number of votes cast for the election of the seven directors were as follows:

	Number of Shares
Nominee	For	Withheld	Broker Non Votes
Malcolm P. Baker	24,409,769	254,488	5,053,855
A. Richard Caputo, Jr.	23,637,388	1,026,869	5,053,855
Claude Germain	24,281,637	382,620	5,053,855
Helmut Kaspers	24,413,413	250,844	5,053,855
Frederic H. Lindeberg	24,268,638	395,619	5,053,855
Brian M. Sondey	23,949,408	714,849	5,053,855
Douglas J. Zych	23,637,865	1,026,392	5,053,855

The number of votes cast to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm were as follows:

Number of Shares
For	Against	Abstain
29,496,006	139,778	82,328

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TAL International Group, Inc.

Dated: April 26, 2012	By:	/s/ John Burns
		Name:	John Burns
		Title:	Senior Vice President and Chief Financial Officer